EXHIBIT A

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                          FUNDS                                 EFFECTIVE DATE
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FIRST TRUST PREFERRED SECURITIES AND INCOME ETF                FEBRUARY 1, 2013
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FIRST TRUST MANAGED MUNICIPAL ETF                               APRIL 3, 2014
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FIRST TRUST LONG/SHORT EQUITY ETF                              AUGUST 26, 2014
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FIRST TRUST EMERGING MARKETS LOCAL CURRENCY BOND ETF           OCTOBER 20, 2014
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FIRST TRUST RIVERFRONT DYNAMIC EUROPE ETF                      FEBRUARY 2, 2016
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FIRST TRUST RIVERFRONT DYNAMIC ASIA PACIFIC ETF                FEBRUARY 2, 2016
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FIRST TRUST RIVERFRONT DYNAMIC EMERGING MARKETS ETF            FEBRUARY 2, 2016
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FIRST TRUST RIVERFRONT DYNAMIC DEVELOPED INTERNATIONAL ETF     FEBRUARY 2, 2016
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FIRST TRUST HORIZON MANAGED VOLATILITY DOMESTIC ETF            AUGUST 22, 2016
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FIRST TRUST HORIZON MANAGED VOLATILITY DEVELOPED
INTERNATIONAL ETF                                              AUGUST 22, 2016
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